EFT BIOTECH HOLDINGS RETAINS AERO STRATEGIC ADVISORY

Mar 12, 2009

CITY OF INDUSTRY, Calif. and HONG KONG, Mar. 12 /PRNewswire-AsiaNet / --

EFT BioTech Holdings, Inc. (Pink Sheets: EFTB), an e-Business company serving consumers with EFTB's "made in USA" nutritional and other products through its online business platform and through its affiliates network, is pleased to announce that the company has retained the services of Aero Strategic Advisory, a division of Aero Financial, a global consulting and financial services firm. Based in Las Vegas, Nevada, Aero Strategic Advisory will assist EFT BioTech in a number of capacities, including corporate communications, handling of investor inquires, dissemination of news, business development and other services.

Jack Qin the President and CEO of EFT BioTech Holdings commented, "We feel the partnership with Aero Strategic Advisors will be very valuable to our customers, investors, and shareholders as we grow our company and move forward."

Woody Junot, President of Aero Financial, Inc., comments, "Aero is very proud to be working with EFT BioTech Holdings. Along with their 11 years in business, I believe that they have a very strong business model, quality management, and an excellent suite of diverse products. These are the ingredients for a successful company and we will strive to help them grow through building awareness for their company, their brand, and their fine products."

About Aero Financial

Founded in 1992, Aero Financial is a diversified Holding Company with core competency in Strategic Advisory and Consulting. Aero provides access to growth capital as well as a full range of essential support and organizational services to private and public companies, starting from business plan to IPO and everything in-between, including angel investment, venture capital, communications, human resource management, and crisis management. Subsidiary, Aero Financial Sri Lanka, provides professional management and consulting services for governments and corporations throughout the Middle East and Southeast Asia.

Aero is headquartered in San Diego, and has offices in Dallas, Baltimore, Las Vegas, London, Dubai and Sri Lanka. Aero Financial's corporate office may be contacted at +1.858.481.8022 or at www.aero-financial.com

About EFT BioTech, Inc.

EFT BioTech Holdings, Inc. is a Nevada holding company which conducts its business through the operations of its wholly-owned subsidiary, EFT Biotech, Inc., and its wholly-owned subsidiaries and various vested interests. EFT BioTech, Inc. is an import-export Business-to-Customer, or B2C, company that markets, sells and distributes 48 American brand products consisting of 26 nutritional products, 18 personal care products, 2 automotive fuel additives, 1 home product and a portable drinking container. It markets and sells its products through an Internet platform which consists of the Company selling its products directly to members of its Affiliate program through its website, www.eftb.us, for personal use or resale directly to consumers. Although our products are available for sale throughout the world, most Affiliates and consumers are located in China and Hong Kong. The contents of the Company's website are not incorporated by reference herein.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements made in this release with the respect to the Company's current plans, estimates, strategies and beliefs and other statements that are not historical are forward-looking statements. Forward-looking statements include, but are not limited to, those statements using words such as "believe," "expect," "plans," "strategy," prospects," "forecast," "estimate," "project," "anticipate," "aim," "may" or "might" and words of similar meaning in connection with a discussion of future operations, financial performance, vents or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management's assumptions and belief in light of the information currently available to it. The company cautions you that a number of important risks and uncertainties could cause actual results to materially differ from those discussed in the forward-looking statements, and therefore, you should not place undue reliance on them. You also should not rely on any obligation of the Company to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The company disclaims any such obligation unless required by law. Risks and uncertainties that might affect the Company include, but are not limited to (i) the global economic environment in which the Company operates, as well as the economic conditions in the Company's markets, (ii) levels of consumer spending, and (iii) exchange rates, particularly between the Chinese Yen and the U.S. Dollar. Risks and uncertainties also include the impact of any future events with material adverse impacts.

SOURCE: EFT BioTech Holdings, Inc.

CONTACT: Ed Carter of Aero Strategic Advisory

+1-702-982-7732, for EFT BioTech Holdings, Inc. (EFTB)

INDUSTRY KEYWORD:
Health/Pharmaceuticals
                    Technology
                    Banking / finance
                    Food
                    Internet